L O S  A N G E L E S,  C A

S A N  F R A N C I S C O,  C A

W I L M I N G T O N,  D E

N E W  Y O R K,  N Y

H O U S T O N,  T X

10100 SANTA MONICA BLVD.

13th FLOOR

LOS ANGELES

CALIFORNIA 90067

SAN FRANCISCO

150 CALIFORNIA STREET

15th FLOOR

SAN FRANCISCO

CALIFORNIA 94111-4500

DELAWARE

919 NORTH MARKET STREET

17th FLOOR

P.O. BOX 8705

WILMINGTON

DELAWARE 19899-8705

NEW YORK

780 THIRD AVENUE

34th FLOOR

NEW YORK

NEW YORK 10017-2024

HOUSTON

440 LOUISIANA STREET

SUITE 900

HOUSTON

TEXAS  77002

EXHIBIT 5.1

October 23, 2024

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

Re: Prospectus Supplement to Registration Statement on Form S-3 (Registration      No. 333-282512)

Ladies and Gentlemen:

We have acted as counsel to Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-282298) which was declared effective by the Commission on October 15, 2024 (the “Registration Statement”) and the prospectus therein (the “Base Prospectus”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company with an aggregate offering price of up to $50,000,000; and (ii) the Prospectus Supplement of the Base Prospectus, dated October 22, 2024 (the “Prospectus Supplement”), filed with the Commission relating to the issuance and sale by the Company of 418,552 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) pursuant to that certain Securities Purchase Agreement, dated October 22, 2024 between the Company and the investors named therein (the “Purchase Agreement”). The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K (the “Form 8-K”) and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, the Base Prospectus, and the Prospectus Supplement, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company and (e) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; (e) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement, the Base Prospectus, Prospectus Supplement and the Purchase Agreement against payment of valid consideration therefor; (f) all Shares will be issued in compliance with applicable federal and state securities laws; and (g) the obligations of parties to the Agreement other than the Company are valid, binding and enforceable.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized and, when issued and sold by the Company in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

 We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Form 8-K and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP
Pachulski Stang Ziehl & Jones LLP